Exhibit 99

Guardian 8 Hires Former TASER Executive as C.O.O.

KANSAS CITY, KS -- (Marketwire) -- 12/08/11 -- Guardian 8 Corporation, a wholly owned subsidiary of Guardian 8 Holdings (OTCBB: GRDH) (OTCQB: GRDH), a Kansas City based developer of security safety devices, has hired Paul Hughes as its Chief Operations Officer. Mr. Hughes was formerly the Director of New Market Development for Scottsdale, AZ company TASER International, Inc. and is the primary inventor of the company's US Patent Application #20090064557 for "Systems and Methods for Conditional Use of a Product." Prior to TASER, Mr. Hughes was a manager for firearms manufacturer Smith & Wesson Holding Corporation.

"We are extremely pleased to have Mr. Hughes aboard and guiding our entry into the non-lethal defense market," says Steve Cochennet, CEO of Guardian 8. "His background of relevant industry experience along with his high caliber training and education explains the success of his hands-on approach to management and led directly to us recently winning an industry innovation award." Hughes was previously a consultant for Guardian 8 since October 2010 and is now responsible for the development and marketing of the G8 Personal Defense Device being developed by the company.

Hughes' educational accomplishments include an MBA in Global Management & Leadership from Arizona State University and over 60 hours of non-lethal weapons, policies and procedures coursework at Penn State University. He completed the Entrepreneurship Development Program at M.I.T. in January 2010. He was honorably discharged from the Marine Corps following Operations Desert Shield/Desert Storm and was decorated for actions contributing to the liberation of Kuwait.

About Guardian 8 Holdings

Guardian 8 Holdings, through its wholly owned operating subsidiary, Guardian 8 Corporation, is the developer and manufacturer of the G8 Personal Defense Device, a unique and innovative product which combines eight non-lethal technologies designed to prevent and protect an individual from aggressors and assailants, while notifying law enforcement or others of the situation. The small, easy to use hand-held unit integrates an alerting siren, LED strobe light, laser spotter, camera, microphone, emergency notification, and pepper spray. The company plans to market their personal defense solution to professional security organizations, as well as individuals and families. To learn more about the company and its device, visit www.Guardian8.com.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the hiring of Mr. Hughes; Mr. Hughes' prior experience and expertise; Guardian 8's and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; benefits of the G8 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations:
Justin Beck
DMCC
760-448-4080

Guardian 8 Holdings
11006 Parallel Parkway Suite 200
Kansas City, KS 66109
913-317-8887 office
913-317-8858 fax